Exhibit T3A.9 set it

Book/Page:	Gl11805/97

Instrument :	2019103100011

4 Page CHARTER
Recorded by KDS on 10/31/2019 at 8:06 AM

Charter Fee	$5.00
Data Processing Fee	$2.00
eFile Fee	$2.00

TOTAL FEES	$9.00

State of Tennessee Hamilton County Register of Deeds Electronically Recorded by Simplifile	Marc Gravitt

Division of Business Services Department of State State of Tennessee 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102
Tre Hargett Secretary of State
CBL Bl Developments Member, LLC STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000	October 29, 2019

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

SOS Control # :	001059574	Formation Locale:	TENNESSEE
Filing Type:	Limited Liability Company - Domestic	Date Formed:	10/29/2019
Filing Date:	10/29/2019 2:58 PM	Fiscal Year Close:	12
Status:	Active	Annual Report Due:	04/01/2020
Duration Term:	Perpetual	Image #:	B0775-3591
Managed By:	Member Managed
Business County:	HAMILTON COUNTY

Document Receipt
Receipt # : 005083205	Filing Fee:	$300.00
Payment-Credit Card - State Payment Center - CC #: 3768411859		$300.00

Registered Agent Address: CORPORATION SERVICE COMPANY 2908 POSTON AVE NASHVILLE, TN 37203-1312	Principal Address: STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000

Congratulations on the successful filing of your Articles of Organization for CBL Bl Developments Member, LLC in the State of Tennessee which is effective on the date shown above. You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee. Please visit the Tennessee Department of Revenue website (www.tn.gov/revenue) to determine your online tax registration requirements. If you need to obtain a Certificate of Existence for this entity, you can request, pay for, and receive it from our website.

You must file an Annual Report with this office on or before the Annual Report Due Date noted above and maintain a Registered Office and Registered Agent. Failure to do so will subject the business to Administrative Dissolution/Revocation.

Tre Hargett
Secretary of State

Phone (615)741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

Book and Page: Gl 11805 98

	ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY	SS-4270
	Division of Business Services Department of State State of Tennessee 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102 (615) 741-2286	For Office Use Only -FILED- Control # 001059574
Tre Hargett Secretary of State	Filing Fee: $50.00 per member (minimum fee = $300.00), maximum fee = $3,000.00)

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1. The name of the Limited Liability Company is: CBL Bl Developments Member, LLC

(Note: Pursuant to the provisions of T.C.A. §48-249-106, each Limited Liability Company name must contain the words “Limited Liability Company" or the abbreviation "LLC" or "L.L.C.")

2. Name Consent: (Written Consent for Use of Indistinguishable Name) ☐ This entity name already exists in Tennessee and has received name consent from the existing entity.
3. This company has the additional designation of: None

4. The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

CORPORATION SERVICE COMPANY
2908 POSTON AVE
NASHVILLE, TN 37203-1312
DAVIDSON COUNTY

5. Fiscal Year Close Month: December
6. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (none) (Not to exceed 90 days)
7. The Limited Liability Company will be: ☑ Member Managed ☐ Manager Managed ☐ Director Managed
8. Number of Members at the date of filing: 1
9. Period of Duration: Perpetual
10. The complete address of the Limited Liability Company's principal executive office is: STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000 HAMILTON COUNTY

Book and Page: Gl 11805 99

ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY	SS-4270
Division of Business Services Department of State State of Tennessee 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102 (615) 741-2286	For Office Use Only -FILED- Control # 001059574
Tre Hargett Secretary of State	Filing Fee: $50.00 per member (minimum fee - $300.00, maximum fee - $3,000.00)
The name of the Limited Liability Company is: CBL Bl Developments Member, LLC
11. The complete mailing address of the entity (if different from the principal office) is: STE 500 2030 HAMILTON PLACE BLVD CHATTANOOGA, TN 37421-6000

12. Non-Profit LLC (required only if the Additional Designation of “Non-Profit LLC” is entered in section 3.)

☐    I certify that this entity is a Non-Profit LLC whose sole member is a nonprofit corporation, foreign or domestic, incorporated under or subject to the provisions of the Tennessee Nonprofit Corporation Act and who is exempt from franchise and excise tax as not-for-profit as defined in T.C.A. §67-4-2004. The business is disregarded as an entity for federal income tax purposes.

13. Professional LLC (required only if the Additional Designation of "Professional LLC" is entered in section 3.)

☐    I certify that this PLLC has one or more qualified persons as members and no disqualified persons as members or holders.

Licensed Profession:

14. Series LLC (optional) ☐ I certify that this entity meets the requirements of T.C.A. §48-249-309(a) & (b)

15. Obligated Member Entity (list of obligated members and signatures must be attached)

☐    This entity will be registered as an Obligated Member Entity (OME)                 Effective Date:    (none)

☐    I understand that by statute: THE EXECUTION AND FILING OF THIS DOCUMENT WILL CAUSE THE MEMBER(S) TO BE PERSONALLY LIABLE FOR THE DEBTS, OBLIGATIONS AND LIABILITIES OF THE LIMITED LIABILITY COMPANY TO THE SAME EXTENT AS A GENERAL PARTNER OF A GENERAL PARTNERSHIP. CONSULT YOUR ATTORNEY,

16. This entity is prohibited from doing business in Tennessee: ☐ This entity, while being formed under Tennessee law, is prohibited from engaging in business in Tennessee.
17. Other Provisions:
Electronic	Organizer
Signature	Title/Signer’s Capacity
Amanda White	Oct 29, 2019 2:58PM
Printed Name	Date

Book and Page: Gl 11805   100

True Copy Certification

I, Aubrey Burns, do hereby make oath that I am a licensed attorney and/or the custodian of the electronic version of the attached document tendered for registration herewith and that this is a true and correct copy of the original documents executed and authenticated according to law.

Signature

State of Tennessee

County of Davidson

Personally appeared before me, Lucretia Albert, a notary public for this county and state, Aubrey Burns who acknowledges that this certification of an electronic document is true and correct and whose signature I have witnessed.

Notary’s Signature

My Commission Expires: 1-3-23

Notary Seal (if on paper)